Exhibit 4.2
Name of Company:
TUDOU HOLDINGS LIMITED		TUDOU HOLDINGS LIMITED

Number:	Number	Ordinary Share(s)
- [no. of shares] -

Incorporated under the laws of the Cayman Islands
Ordinary Share(s):
- [no. of shares] -		Share capital is US$1,000,000 divided into
(i) 9,990,000,000 Ordinary Shares of a par value of US$0.0001 each, of which
(a) 12,357,500 are designated as Class A Ordinary shares and (b) 9,977,642,500 are designated as Class B Ordinary shares,
and
Issued to:		(ii) 10,000,000 Preferred Shares of a par value of US$0.0001 each
[name of shareholder]

THIS IS TO CERTIFY THAT [name of shareholder] is the registered holder of [no. of shares] Ordinary Share(s) in the above-named Company subject to the Memorandum and Articles of Association thereof.

Dated

EXECUTED on behalf of the said Company on the day of 2010 by:

Transferred from:

DIRECTOR

TRANSFER

I	(the Transferor) for the value received

DO HEREBY transfer to	(the Transferee) the

shares standing in my name in the

undertaking called TUDOU HOLDINGS LIMITED

To hold the same unto the Transferee

Dated

Signed by the Transferor

in the presence of:

Witness	Transferor